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                                                                   Exhibit 10.28



                               ESCROW AGREEMENT


                                     among


                             AMERICA ONLINE, INC.,

                                  TIVO INC.,

                                      and

                   U.S. TRUST COMPANY, NATIONAL ASSOCIATION


                        Dated as of September 11, 2000
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     This ESCROW AGREEMENT is entered into as of September 11, 2000 (this
"Agreement") by and among U.S. TRUST COMPANY, NATIONAL ASSOCIATION (the "Escrow Agent"), AMERICA ONLINE, INC., a Delaware corporation (the "Purchaser"), and TIVO INC., a Delaware corporation (the "Company" and, together with the Purchaser, referred to herein collectively as the "Depositors" and each individually, a "Depositor").

     WHEREAS, the Purchaser and the Company are parties to an Investment Agreement, dated as of June 9, 2000 (the "Investment Agreement"); and

     WHEREAS, pursuant to the Investment Agreement, the Purchaser and the Company have agreed to cause the deposit of certain funds with the Escrow Agent, and the parties to this Agreement desire to define the terms and conditions pursuant to which the Escrow Agent shall hold and release such funds or portions thereof;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Escrow Agent shall hold in escrow and shall distribute the Escrowed Funds (as defined herein) in accordance with and subject to the following Instructions and Terms and Conditions:

                                I.  INSTRUCTIONS:

1.   Escrowed Funds.  As provided in Section 1.4(a) of the Investment Agreement,
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the Company shall deposit with the Escrow Agent in accordance with the terms of the Investment Agreement (a) at the closing of the Share Purchase (as defined in the Investment Agreement), an amount as specified in the Investment Agreement, and (b) from time to time, upon the exercise of any of the Warrants (as defined in the Investment Agreement), amounts as specified in the Investment Agreement, in the aggregate totaling up to ninety-one million, five hundred thousand dollars ($91,500,000), to be held subject to the terms and provisions herein. The foregoing funds, plus all interest, dividends and other distributions and payments thereon (collectively the "Distributions") received by the Escrow Agent, less any funds distributed or paid in accordance with this Agreement, are collectively referred to herein as the "Escrowed Funds." The Escrow Agent shall hold the Escrowed Funds in escrow and shall not withdraw, and none of the Depositors shall be entitled to any disbursement of, the Escrowed Funds for any purpose other than as set forth herein.

2.   Investment of Escrowed Funds.  The Escrowed Funds shall be invested and
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reinvested in such of the following investments (the "Permitted Investments") as specified in a joint written notice signed by an officer of each of the Depositors and delivered from time to time by the Depositors to the Escrow
Agent:

          (a) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof;
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          (b)  commercial paper that rates at least A-1 by Standard & Poor's
     Corporation or P-1 Moody's Investors Services, Inc. that is scheduled to mature not more than ninety (90) days after the date of issue and is issued by a corporation organized under the laws of the United States or any state thereof;

          (c) time deposits with, including certificates of deposit (which are scheduled to mature not more than ninety (90) days after the date of issue) issued by, a bank or trust company organized under the laws of the United States or any state thereof (a "Qualified Financial Institution");

          (d) repurchase agreements entered into with a Qualified Financial Institution that are secured by any obligations of the type described in paragraphs (a) through (c) above and have a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation thereunder; and

          (e) money market funds with a rating of AAAm or AAAm-G by Standard & Poor's Corporation or similar rating entity that invest only in securities described above in clauses (a) through (d).

     Absent a joint notice of investment or reinvestment in accordance with this
Section 2, the Escrow Agent shall invest any uninvested portion of the Escrowed Funds in a money market of the type specified in paragraph (e) above as shall be selected by the Company pursuant to a written notice to the Escrow Agent and the Purchaser. Absent both a joint notice of investment or reinvestment in accordance with this Section 2 and a notice from the Company in accordance with the previous sentence, the Escrow Agent shall invest any uninvested portion of the Escrowed Funds in such Permitted Investments of the type specified in paragraph (e) above as shall be selected from time to time by the Escrow Agent.

     The Escrow Agent shall have no obligation to invest or reinvest the Escrowed Funds if deposited with the Escrow Agent after 12:00 p.m. (E.S.T.) on such day of deposit. Instructions received after 12:00 p.m. (E.S.T.) will be treated as if received on the following business day.

     The Escrow Agent shall have the power to sell or liquidate the foregoing investments whenever the Escrow Agent shall be required to release the Escrowed Funds pursuant to the terms hereof. Requests (or instructions) received after 12:00 p.m. (E.S.T.) by the Escrow Agent to liquidate the Escrowed Funds will be treated as if received on the following business day. The Escrow Agent shall have no responsibility for any investment losses resulting from the investment, reinvestment or liquidation of the Escrowed Funds. Any interest or other income received on such investment and reinvestment of the Escrowed Funds shall become part of the Escrowed Funds. It is agreed and understood that the Escrow Agent may earn fees associated with the investments outlined above.

     The Escrow Agent shall have no liability for any loss arising from or related to any such investment other than in accordance with paragraph 1 of the Terms and Conditions.

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3.   Distribution of Escrowed Funds.  The Escrow Agent is directed to hold and
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distribute the Escrowed Funds in the following manner:

          (a) Release of the Escrowed Funds to the Company. All of the Escrowed Funds shall be released by the Escrow Agent to the Company, by wire transfer of immediately available funds to such account as the Company shall designate in writing, upon receipt by the Escrow Agent of written instructions of the Company countersigned by the Purchaser certifying (i) that the Set Top Box Launch (as defined in the Investment Agreement) has occurred prior to the Planned Launch Date (as defined in the Investment Agreement), (ii) that the Put Option has expired without being exercised, or (iii) the Commercial Agreement has been terminated in accordance with
     Section 11.6 thereof; or

          (b) Release of the Escrowed Funds to the Purchaser. All of the Escrowed Funds (less the amount of cash dividends received by the Purchaser on the Preferred Shares, if any, up to a maximum equal to the total amount of Distributions, as set forth in the Release Instructions (as defined below) (the "Preferred Dividend Amount")) shall be released to the Purchaser, by wire transfer of immediately available funds to such account as the Purchaser shall designate in writing, at the time and place specified in written instructions (the "Release Instructions") of the Purchaser and countersigned by the Company delivered to the Escrow Agent stating that the Put Option has been exercised by the Purchaser. The Release Instructions shall specify the Preferred Dividend Amount and the proposed time, date and place of the closing of the transactions contemplated by Section 1.4(b) of the Investment Agreement. Upon the release of Escrowed Funds to the Purchaser pursuant to this Section 3(b), an amount of Escrowed Funds equal to the Preferred Dividend Amount shall be released to the Company, by wire transfer of immediately available funds to such account as the Company shall designate in writing.

4.   Addresses and Account Information.  Notices, instructions and other
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communications hereunder shall be sent:

If to the Escrow Agent to:

           U.S. Trust Company, National Association
           One Embarcadero, Suite 2050
           San Francisco, CA 94111
           Attn:  Corporate Trust Department
           Facsimile: 415-392-0876

If to the Purchaser to:

           America Online, Inc.
           22000 AOL Way
           Dulles, VA 20166- 9323
           Attn:  General Counsel
           Facsimile: 703-265-1600

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With a copy to:

           Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, NY  10017- 3954
           Attn:  David J. Sorkin, Esq.
           Facsimile: 212-455-2502

If to the Company, to:

           TiVo Inc.
           2160 Gold Street
           Alviso, CA 95002
           Attn:  Chief Financial Officer
           Facsimile: 408-519-5333

With a copy to:

           Latham & Watkins
           135 Commonwealth Drive
           Menlo Park, CA 94025
           Attn:  Alan C. Mendelson, Esq.
           Facsimile: 650-463-2600

All notices or communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or facsimile, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service).

5.   Termination of Escrow Agreement.  This Agreement shall terminate upon the
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distribution of all of the Escrowed Funds by the Escrow Agent pursuant to this
Agreement.

6.   Compensation.  The Escrow Agent's fees and expenses shall be in the amounts
     ------------
set forth on Exhibit A attached hereto.

                            II.  TERMS AND CONDITIONS

1.  Limitation of Escrow Agent's Duties and Liabilities.
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          (a)  The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement, and no other or further duties or responsibilities shall be implied.

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          (b)  The Escrow Agent may rely and shall be protected in acting or refraining from acting upon any written notice, instruction or request provided for and furnished to it pursuant to the terms of this Agreement and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any document or agreement. The Escrow Agent shall have no duty to solicit any item which may be due it hereunder.

          (c) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith unless a court of competent jurisdiction determines that the Escrow Agent's willful misconduct or negligence was the primary cause of any loss to either of the Depositors. The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

          (d) The Depositors hereby jointly and severally agree to indemnify the Escrow Agent for and to hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has acted with negligence or willful misconduct. Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

2.   No Third Party Beneficiaries.  This Agreement is for the exclusive benefit
     ----------------------------
of the parties hereto and their respective permitted successors hereunder, and shall not be deemed to give, either express or implied, any legal or equitable right, remedy, or claim to any other entity or person whatsoever except as provided herein.

3.   Information Regarding the Escrowed Funds.  The Escrow Agent shall provide
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to Depositors monthly statements identifying transactions, transfers or holdings of the Escrowed Funds and each such statement shall be deemed to be correct and final upon receipt thereof by the Depositors unless the Escrow Agent is notified in writing, by the Depositors to the contrary within thirty (30) business days of the date of such statement.

4.   Interest of the Escrow Agent.  The Escrow Agent does not have any interest
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in the Escrowed Funds deposited hereunder (except for fees and expenses due to the Escrow Agent hereunder, to the extent such fees and expenses are unpaid), but is serving as escrow holder only and having only possession thereof.

5.   Governing Law; Submission to Jurisdiction.  This Agreement shall be
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governed by and construed in accordance with the laws of the State of New York applicable to agreements

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made and to be performed entirely within such state. Each party hereby irrevocably and unconditionally consents to submit to the exclusive juris diction of the courts of the State of New York or the courts of the United States of America located in the Southern District of New York for any actions, suits or proceedings arising out of or relating to this agreement (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth above shall be effective service of process for any action, suit or proceeding brought against the parties in any such court. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement, in the courts of the State of New York or the United States of America located in the Southern District of New York, and hereby further irrevocably and unconditionally waives its right and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.  Assignment.  No party may assign any of its rights or obligations under this
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Agreement without the written consent of the other parties hereto.  This
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

7.  Waivers.  No waiver by any party hereto of any condition or of any breach of
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any provision of this Agreement shall be effective unless in writing and signed by a duly authorized representative of the party granting such waiver. No waiver by any party of any such condition or breach in any one instance shall be deemed to be a further or continuing waiver of such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

8.  Amendment.  This Agreement may only be amended by the written agreement of
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the Purchaser, the Company and the Escrow Agent.

9.  Merger of the Escrow Agent.  Any corporation into which the Escrow Agent in
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its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without further act.

10.  Successor Agent.  In the event the Escrow Agent becomes unavailable or
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unwilling to continue in its appointed capacity hereunder, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving notice of resignation to each of the Depositors, specifying a date not less than sixty (60) days following such notice date when such resignation will take effect; provided, however, that such resignation shall in no event take effect before the successor to the Escrow Agent shall have been appointed pursuant to this Section 10. The

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Purchaser and the Company shall designate a successor to the Escrow Agent prior to the expiration of such sixty- day period by giving written notice to the Escrow Agent. The Escrow Agent shall promptly transfer all assets in the Escrow Account to such designated successor. In the event that the Depositors fail to designate a successor within such sixty- day period, then the Escrow Agent shall be entitled to petition a court of competent jurisdiction for the appointment of a substitute for it hereunder or, in the alternative, it may transfer and deliver the Escrowed Funds to or upon the order of such court.

11.  Use of Subcustodians/Agents/Affiliates.  The Escrow Agent is authorized to
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engage the services of any affiliate of the Escrow Agent, to hold the escrow funds, as invested, through such agents or sub-custodians or their custodians or registered depositories. For purposes of this Agreement, all references to services to be performed by the Escrow Agent shall be construed as if they
referred to any agent or sub-custodian of the Escrow Agent.   Notwithstanding
any of the foregoing, the Escrow Agent shall remain liable for any actions taken by any such subcustodians, agents or affiliates.

12.  Severability.  The invalidity, illegality or unenforceability of any
     ------------
provision of this Agreement shall in no way effect the validity, legality or enforceability of any other provision; and if any provision is held to be unenforceable as a matter of law, the other provisions shall not be affected thereby and shall remain in full force and effect.

13.  Headings.  The headings contained in this Agreement are for convenience of
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reference only and shall have no effect on the interpretation or operation hereof.

14.  Entire Agreement.  This Agreement with respect to the Escrow Agent, the
     ----------------
Purchaser and the Company, and this Agreement, the Investment Agreements and the other Related Agreements (as defined in the Investment Agreement) with respect to the Purchaser and the Company constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, written or oral, between the parties hereto with respect to the subject matter hereof.

15.  Counterparts. This Agreement may be executed in two or more counterparts,
     ------------
each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                 [Remainder of page intentionally left blank.]

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

     IN WITNESS WHEREOF, each of the parties have caused this Agreement to be executed by a duly authorized officer as of the day and year first written above.

                              AMERICA ONLINE, INC.

                              By:  /s/ David M.Colburn
                                  --------------------------------------
                                  Name: David M. Colburn
                                  Title: President, Business Affairs

                              TIVO INC.


                              By:    /s/ David H. Courtney
                                    ------------------------------------
                              Name:  David H. Courtney
                              Title: Senior Vice President, Finance &
                              Administration

                              U.S. TRUST COMPANY, NATIONAL ASSOCIATION

                                 By: /s/ Sandra H. Leess
                                    ------------------------------------
                                 Name: Sandra H. Leess
                                 Title: Senior Vice President

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

                                                                       EXHIBIT A

                       SCHEDULE OF FEES FOR SERVICES AS
                                 ESCROW AGENT
--------------------------------------------------------------------------------
                                      TiVo
                                Escrow Agreement

                       Proposal for Escrow Agent Services
                                      from
                            U.S. TRUST COMPANY, N.A.
--------------------------------------------------------------------------------


ACCEPTANCE FEE                                $500
For review and complete analysis of the escrow agreement, meetings and conferences with all parties, execution of documents and opening of required accounts.

ANNUAL ADMINISTRATION FEE                     $2,500
For normal administrative functions as specified in the escrow agreement including maintenance of administrative records and custody of funds. Any extraordinary services will be charged based on our appraisal of the services rendered.


OTHER CHARGES
1099 Reporting                                $2.50 each

Wire transfers                                $25 per wire transfer

Purchase, sale, receipt, delivery, maturity, $35 per transaction or redemption of securities

Out-of-pocket expenses and disbursements      AT COST
Includes expenses incurred on the client's behalf such as postage, telephone, insurance, express mail and messenger charges, etc.


          Charges for any services not specifically covered in this schedule will be billed commensurate with the services rendered. This schedule reflects charges which are now in effect for our normal and regular services and are minimal only, subject to modification where unusual conditions or requirements prevail.

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